Exhibit 99

For Immediate Release

Five Star Products, Inc. Reports Year End Results

•	Revenue of $123.7 million for 2007, up $15.6 million or 14.5% compared to 2006
•	Adjusted EBITDA of $4,546,000 for 2007, up $2,113,000 or 87% compared to 2006
•	Net income of $1,199,000 for 2007, up $914,000 or 321% compared to 2006

NEW YORK, March 31, 2008 -- Five Star Products, Inc. (OTC Bulletin Board: FSPX.OB - News), a leading distributor of paint sundry and hardware products in the Northeast and Middle-Atlantic states, today announced its revenue of $123.7 million for the year ended December 31, 2007, a 14.5% increase over the $108.1 million reported for last year. Net income of $1,199,000 for the year, $0.08 per basic share and $0.07 per diluted share, increased 321% as compared to net income of $285,000, $.02 per basic and diluted share, for the year ended December 31, 2006. The Company reported that results for the year ended December 31, 2007 include nine months of contribution from the Right-Way Dealer Warehouse, Inc., business which was acquired on April 5, 2007.

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), as stated before stock compensation expense of $463,000, which affects only 2007 results, was $4,546,000, an increase of $2,113,000 or 87% compared to $2,433,000 for 2006.

Five Star announced the resignation of Leslie Flegel, the Company’s Chairman of the Board, who has left the Company to pursue other interests.  We wish Mr. Flegel great success in his new business.  Our President  & CEO, John Belknap, will assume the additional duties and title of Chairman of the Board.

John Belknap commented, “The Five Star operating team turned in an outstanding performance in 2007, increasing Adjusted EBITDA to a record $4.5 million on a sales increase of $15.6 million.   The results benefited from solid organic growth and the successful integration of the Right-Way acquisition.  Right-Way validates our plan to leverage Five Star’s management organization and infrastructure with strategic acquisitions.”

Mr. Belknap also struck a cautionary tone, noting, “Our customers are facing a challenging economic environment in 2008, and Five Star is not immune to its effects.  From a cost and control perspective, our business is well positioned to cope with current market conditions and, also, to capitalize on opportunities that may arise from it.”

Bruce Sherman, Five Star Group’s CEO, commenting on 2007 said, “This was a year of growth and growth at Five Star always means finding opportunities to better serve our customers.  Our people are to be commended for consistently performing at the highest levels for our customers.  We are excited, too, by the opportunity to improve service through our updated website as well as other planned technology and infrastructure investments.”

About Five Star Products, Inc.

Five Star Products, Inc. (OTC Bulletin Board: FSPX.OB - News) is engaged in the wholesale distribution of paint sundry and hardware products in the Northeast and Middle-Atlantic states with particular strength in the greater New York metropolitan area. The Company distributes products to approximately 3,500 independent retail dealers, which include paint stores, independent hardware stores, lumber yards, and do-it yourself centers. The Company distributes a range of private label products sold under the "Five Star" name. Five Star operates two distribution centers, the primary one located in East Hanover, NJ and another in Newington, CT.

Safe Harbor Statement

This press release contains certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to, among other things, future business plans, strategies and financial position, working capital and capital expenditure needs, growth opportunities, and any statements of belief and any statements of assumptions underlying any of the foregoing. The Company has no material third party commitments with respect to growth plans. There is no assurance that specific plans can be executed or, if executed, will be successful from an operational or financial standpoint. These plans could require capital beyond the funds presently available to the Company.

These forward-looking statements reflect current views of the management of Five Star Products, Inc. with respect to future events and financial performance and are subject to certain risks, uncertainties, assumptions and changes in condition that could cause actual results to differ materially from those in the forward-looking statements, all of which are difficult to predict and many of which are beyond the control of Five Star Products including, but not limited to the risks, uncertainties, assumptions and changes in condition detailed in Five Star Products' periodic reports and registration statements filed with the Securities and Exchange Commission.

Five Star Products, Inc. does not intend to, and disclaims any duty or obligation to, update or revise any forward-looking statements or industry information set forth in this press release to reflect new to reflect new information, future events or otherwise.

Contact:
Five Star Products, Inc.
John Belknap, 646-742-1627

Tables Follow:

FIVE STAR PRODUCTS, INC. AND SUBSIDIARIES
Non- GAAP Reconciliation- EBITDA and Adjusted EBITDA
(in thousands)
(unaudited)

	Year ended December 31,
	2007	2006
Net income	$1,199	$285
Interest expense, net	1,636	1,565
Income tax expense	888	261
Depreciation and amortization	360	322
EBITDA	4,083	2,433
Stock compensation expense	463
Adjusted EBITDA	$4,546	$2,433

EBITDA is a widely used non-GAAP financial measure of operating performance. It is presented as supplemental information that the Company believes is useful to investors to evaluate its results because it excludes certain items that are not directly related to the Company's core operating performance. EBITDA is calculated by adding back net interest expense, income tax expense, and depreciation and amortization to net income. EBITDA should not be considered as a substitute either for net income, as an indicator of the Company's operating performance, or cash flow, as a measure of the Company's liquidity. In addition, because EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. Adjusted EBITDA is calculated as EBITDA prior to non-cash stock compensation expense.

 FIVE STAR PRODUCTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS -DATA

(in thousands, except share and per share data)

	December 31,	December 31,
	2007	2006
Assets
Current assets
Cash	$3	$3
Accounts receivable, less allowance
for doubtful accounts of $361 and $547, respectively	11,254	10,520
Inventory	26,965	21,744
Deferred income taxes	469	652
Prepaid expenses and other current assets	1,151	520
Total current assets	39,842	33,439
Property and equipment, net	833	530
Deferred income taxes	24	166
Other assets	391	362
Total Assets	$41,090	$34,497

Liabilities and Stockholders’ Equity
Current liabilities
Short-term borrowings	$19,303	$17,664
Note payable to NPDC		2,800
Accounts payable and accrued expenses
(including due to affiliates of $129 and $79, respectively)	12,211	9,313
Total current liabilities	31,514	29,777

Convertible note payable to NPDC	2,800
Interest rate collar		6
Total liabilities	34,314	29,783

Commitments

Stockholders’ equity
Common stock, authorized 30,000,000 shares,
par value $.01 per share; 19,493,098 shares issued and
16,509,577 outstanding in 2007 and 17,293,098 shares
issued and 14,309,577 outstanding in 2006	195	173
Additional paid-in capital	9,544	8,552
Accumulated deficit	(2,296)	(3,495)
Accumulated other comprehensive income	33	184
Treasury stock, at cost 2,983,521 shares in 2007 and 2,983,521 shares in 2006	(700)	(700)
Total stockholders’ equity	6,776	4,714
	$41,090	$34,497

FIVE STAR PRODUCTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS - DATA

(in thousands, except per share data)

	Year Ended December 31,
	2007	2006

Sales	$123,713	$108,088
Cost of goods sold	102,246	90,877
Gross margin	21,467	17,211

Selling, general and
administrative expenses	(17,744)	(15,100)

Operating income	3,723	2,111

Other income	45	62

Interest expense (including $252 and 280
to affiliates)	(1,681)	(1,627)

Income before income taxes	2,087	546

Income tax expense	(888)	(261)

Net income	$1,199	$285

Net income per share
Basic	$.08	$.02
Diluted	$.07	$.02

Basic weighted average shares outstanding	15,944	14,396
Diluted weighted average shares outstanding	18,327	14,699